EXHIBIT 8(2)

                         CONSENT OF INDEPENDENT AUDITORS

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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-02581 of Glenbrook Life Variable Life Separate Account A of Glenbrook Life and Annuity Company on Form S-6 of our report dated February 20, 1998 relating to the financial statements and financial statement schedule of Glenbrook Life and Annuity Company and our report dated February 20, 1998 relating to the financial statements of the Glenbrook Life Variable Life
Separate Account A, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 27, 1998